Accountants' Consent


We consent to the use in the registration statement on Pre-Effective Amendment No. 3 Form SB-2 of PowerTrader, Inc. of our report dated 3 April 1997 which contains an explanatory paragraph regarding a going concern uncertainty, relating to the balance sheet of PowerTrader, Inc. as of 31 December 1996 and the related Statements of Loss, Cash Flow and Changes in Shareholders' Deficit for the period from 22 August 1996 (inception) to 31 December 1996, and to the reference to our firm under the heading "Experts" in the registration statement.


                                             /s/ BDO Dunwoody
4 April 1997                                 CHARTERED ACCOUNTANTS
Vancouver, British Columbia                  (Internationally BDO Binder)